Exhibit 4.3

Execution Version

SUPPLEMENTAL INDENTURE, dated as of December 22, 2023 (this “Supplemental Indenture”), by and among Light & Wonder International, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the indenture referred to herein), SciPlay Corporation, a Nevada corporation, SciPlay Games, LLC, a Nevada limited liability company (the “Additional Guarantors”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company, the original Guarantors and the Trustee executed an Indenture, dated as of August 23, 2023, as amended and supplemented (the “Indenture”), relating to the Company’s 7.500% Senior Unsecured Notes due 2031;

WHEREAS, under certain circumstances, Section 10.17 of the Indenture requires the Company to cause each of the Company’s Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture and thereby become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Ten of the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, except as otherwise defined herein in this Supplemental Indenture, capitalized terms used in this Supplemental Indenture have the meanings specified in the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:

ARTICLE ONE

AMENDMENT

Section 1.01.  Amendment.  Each of the Additional Guarantors hereby agrees to become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Ten of the Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

Section 2.01.  Indenture.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

Section 2.02.  Trustee’s Disclaimer.  The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Additional Guarantors.

Section 2.03.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.04.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of them together shall represent the same agreement.

Section 2.05.  Headings.  The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Company:

LIGHT& WONDER INTERNATIONAL,INC.

By:	/s/ James Sottile
	Name:	James Sottile
	Title:	Treasurer and Secretary

Additional Guarantors:

SCIPLAY CORPORATION

By:	/s/ James Sottile
	Name:	James Sottile
	Title:	President, Treasurer and Secretary

SCIPLAY GAMES, LLC

By:	/s/ Sweta Gabhawala
	Name:	Sweta Gabhawala
	Title:	Secretary

Existing Guarantors:

LIGHT& WONDER,INC.

By:	/s/ James Sottile
	Name:	James Sottile
	Title:	Executive Vice President and Chief Legal Officer and Corporate Secretary

LNW GAMING,INC.

By:	/s/ Siobhan Lane
	Name:	Siobhan Lane
	Title:	President, Treasurer and Secretary

[Signature Page to Supplemental Indenture – 2031 Senior Unsecured Notes]

Trustee:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Vice President

By:	/s/ Sebastian Hidalgo
	Name:	Sebastian Hidalgo
	Title:	Assistant Vice President

[Signature Page to Supplemental Indenture – 2031 Senior Unsecured Notes]